Exhibit 99.1

For Release:  IMMEDIATELY

Contact:	Stephen F. Carman, EVP (609) 631-6222 or carmans@yanb.com
Patrick M. Ryan, President and CEO (609) 631-6177
Leonardo G. Zangani (908) 788-9660 or office@zangani.com

YARDVILLE NATIONAL BANCORP ANNOUNCES FOURTH QUARTER
AND 2004 RESULTS

Hamilton, N.J.— February 3, 2005— Yardville National Bancorp (Nasdaq: YANB) finished the year on a high note, today announcing substantially improved earnings for the fourth quarter and full year of 2004. For the quarter ended December 31, 2004, YNB’s net income increased to $4.7 million from the $199,000 reported in the fourth quarter last year, while earnings per share on a diluted basis increased to $0.43 compared to $0.02 for the three months ended December 31, 2003.

“The big differences in the fourth quarter of 2004 were a significantly reduced level of loan charge offs resulting in a lower provision for loan losses, coupled with a 31.6 percent increase in net interest income,” explained YNB President and CEO Patrick M. Ryan.

For the full year, net income increased $8.2 million to $18.5 million, a 79.7 percent gain from the $10.3 million reported in 2003. Diluted earnings per share for the year increased 76.3 percent to $1.71 in 2004 from $0.97 in the prior year. YNB also experienced net interest income growth of $17.5 million or 33.0 percent in 2004, primarily due to continued strong growth in commercial lending combined with a lower cost of funds as a result of the company’s retail strategy. Partially offsetting the improvement in net interest income was a $4.5 million increase in non-interest expense in addition to an increase of $4.5 million in income tax expense due to notably better financial performance.

“We are very gratified with our performance for 2004,” added Mr. Ryan. “We have grown the company in all aspects, and we look to continue our positive trends in 2005, the 80th anniversary of our founding and our tenth year as a publicly-traded company.”

As noted above, YNB maintained its outstanding growth trend in both loans and deposits for the year ended December 31, 2004. Total loans, led by commercial loans, increased 23.5 percent to $1.78 billion compared with $1.44 billion at the end of 2003. Nonperforming assets totaled $10.0 million, or 0.36 percent of total assets at December 31, 2004, compared to $10.6 million, or 0.44 percent of total assets at the same date in 2003. The allowance for loan losses at December 31, 2004 totaled $20.1 million, or 1.13 percent of total loans, covering 201.0 percent of total nonperforming loans.

Total deposits at December 31, 2004, led by successful new products such as Simply Better Checking(SM) and YNB’s extensive array of Business Checking accounts, and assisted by YNB’s extensive marketing campaign, increased to $1.81 billion from $1.48 billion a year ago.

“We have said repeatedly that managing our cost of funds is a critical element in our success, and we have taken steps to address this issue,” Mr. Ryan continued. “Now we must be equally determined to control the increase in non-interest expenses as we grow.”

YNB’s non-interest expenses for 2004 grew 11.8 percent, as implementation of the new Sarbanes-Oxley corporate governance regulations and other legal requirements made significant demands of bank personnel and time. The required hiring of new staff and consultants to meet this demand as well as additional professional fees also had a direct effect on non-interest expenses.

The rise in non-interest expenses is also due, in part, to the ongoing implementation of our retail strategy, which will ultimately help us continue to manage our cost of funds and enhance the value of our franchise,” Mr. Ryan explained. “Quality people are an essential element in our growth plans, and we must do what is necessary to attract and retain them. The solution is to further improve our net interest margin in order to absorb these costs and continue to grow,” he said. “Opening new branches in 2005 will assist us in achieving that objective.”

“We remain focused on expanding and enhancing our franchise to position YNB for the future,” added YNB Senior Executive Vice President and Chief Operating Officer F. Kevin Tylus. “Our ‘Banking on a More Personal Level,’ advertising campaign, introduction of improved products and services such as Simply Better Savings(SM), and the planned addition of several branches in the coming year should all contribute to our ongoing growth,” Mr. Tylus concluded.

YNB also maintained its solid capital foundation in 2004, as all capital ratios exceeded those required by regulatory authorities to be considered well-capitalized. Shareholders continued to be rewarded in the year just concluded, as YNB paid cash dividends totaling $0.46 in 2004.

“We are upbeat about our prospects for continued success in 2005,” said Stephen F. Carman, YNB Executive Vice President and Chief Financial Officer, “and expect double digit percentage growth in both net income and earnings per share this coming year. The critical assumptions underlying our financial models are a gradually increasing interest rate environment, continued strong commercial loan growth, a modestly higher cost of funds and stable nonperforming asset levels,” he explained.

“Based on current internal financial models, we are projecting loan growth of 15 to 20 percent and that our net interest margin should reach 3.20 percent by year-end 2005,” he observed. “Projected core deposit growth will also play an important role in anticipated margin improvement. Net income is projected to increase by 25 to 30 percent based on our year-end 2004 earnings of $18.5 million,” Mr. Carman added. “With our continued retail expansion, we expect that there could be upward pressure on our efficiency ratio. However, we are anticipating our efficiency ratio to be between 55 and 60 percent for 2005,” he concluded.

With $2.81 billion in assets as of December 31, 2004, YNB serves individuals and small-to mid-sized businesses in the dynamic New York City- Philadelphia corridor through a network of 23 branches in Mercer, Hunterdon, Somerset, Middlesex and Burlington counties in New Jersey and Bucks County in Pennsylvania. Headquartered in Mercer County, YNB emphasizes commercial lending and offers a broad range of lending, deposit and other financial products and services.

Note regarding forward-looking statements

This press release and other statements made from time to time by our management contain express and implied statements relating to our future financial condition, results of operations, plans, objectives, performance, and business, which are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These may include statements that relate to, among other things, profitability, liquidity, loan loss reserve adequacy, plans for growth, interest rate sensitivity, market risk, regulatory compliance, and financial and other goals. Actual results may differ materially from those expected or implied as a result of certain risks and uncertainties, including, but not limited to, the results of our efforts to implement our retail strategy, adverse changes in our loan portfolio and the resulting credit risk-related losses and expenses, interest rate fluctuations and other economic conditions, our ability to attract core deposits, continued relationships with major customers, competition in product offerings and product pricing, adverse changes in the economy that could increase credit-related losses and expenses, compliance with laws and regulatory requirements of federal and state agencies, other risks and uncertainties detailed from time to time in our filings with the SEC, as well as other risks and uncertainties detailed from time to time in statements made by our management.

Yardville National Bancorp
Summary of Financial Information
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

(in thousands, except per share amounts)	2004	2003	2004	2003

Stock Information:
Weighted average shares outstanding:
Basic	10,483	10,395	10,455	10,391
Diluted	10,952	10,748	10,861	10,651
Shares outstanding end of period	10,511	10,439
Earnings per share:
Basic	$0.45	$0.02	$1.77	$0.99
Diluted	0.43	0.02	1.71	0.97
Dividends paid per share	0.115	0.115	0.46	0.46
Book value per share	15.27	13.80
Tangible book value per share	15.09	13.61
Closing price per share	34.26	25.74
Closing price to tangible book value	227.04%	189.13%
Key Ratios:
Return on average assets	0.68%	0.03%	0.70%	0.44%
Return on average stockholders’ equity	12.00	0.55	12.38	7.09
Net interest margin (tax equivalent) (1)	2.97	2.60	2.83	2.42
Equity-to-assets at period end	5.71	5.90
Tier 1 leverage ratio (2)	7.99	8.03
Asset Quality Data:
Net loan charge-offs	$2,265	$6,875	$6,804	$8,886
Nonperforming assets as a percentage of total assets	0.36%	0.44%
Allowance for loan losses at period end as a percent of:
Total loans	1.13	1.20
Nonperforming loans	201.00	162.55
Nonperforming assets at period end:
Nonperforming loans	$10,008	$10,640
Other real estate	—	—

Total nonperforming assets	$10,008	$10,640

(1)	Tax equivalent net interest margin includes an adjustment to present income and yields on tax exempt earning assets on a comparable basis to those of taxable earning assets.

(2)	Tier 1 leverage ratio is Tier 1 capital to adjusted average assets.

Yardville National Bancorp and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

(in thousands, except per share amounts)	2004	2003	2004	2003

INTEREST INCOME:
Interest and fees on loans	$27,504	$22,623	$100,506	$85,529
Interest on deposits with banks	166	32	371	121
Interest on securities available for sale	9,224	7,981	35,282	32,308
Interest on investment securities:
Taxable	33	42	137	192
Exempt from Federal income tax	851	748	3,221	2,796
Interest on Federal funds sold	119	59	347	523

Total Interest Income	37,897	31,485	139,864	121,469

INTEREST EXPENSE:
Interest on savings account deposits	3,875	2,589	12,929	10,834
Interest on certificates of deposit of $100,000 or more	1,145	924	4,165	4,014
Interest on other time deposits	3,097	3,405	12,269	14,521
Interest on borrowed funds	9,237	8,944	36,071	35,799
Interest on subordinated debentures	1,057	814	3,711	3,121

Total Interest Expense	18,411	16,676	69,145	68,289

Net Interest Income	19,486	14,809	70,719	53,180
Less provision for loan losses	2,800	6,135	9,625	9,360

Net Interest Income After Provision for Loan Losses	16,686	8,674	61,094	43,820

NON-INTEREST INCOME:
Service charges on deposit accounts	734	677	3,134	2,388
Securities gains, net	93	249	1,297	1,513
Income on bank owned life insurance	309	482	1,766	2,036
Other non-interest income	457	472	1,782	2,157

Total Non-Interest Income	1,593	1,880	7,979	8,094

NON-INTEREST EXPENSE:
Salaries and employee benefits	5,832	5,610	23,476	21,433
Occupancy expense, net	1,044	1,004	4,283	3,934
Equipment expense	764	807	3,123	2,955
Other non-interest expense	3,517	3,277	11,767	9,837

Total Non-Interest Expense	11,157	10,698	42,649	38,159

Income before income tax expense	7,122	(144)	26,424	13,755
Income tax expense	2,386	(343)	7,899	3,446

Net Income	$4,736	$199	$18,525	$10,309

EARNINGS PER SHARE:
Basic	$0.45	$0.02	$1.77	$0.99
Diluted	0.43	0.02	1.71	0.97

Weighted average shares outstanding:
Basic	10,483	10,395	10,455	10,391
Diluted	10,952	10,748	10,861	10,651

Yardville National Bancorp and Subsidiaries
Consolidated Statements of Condition
(Unaudited)

	December 31,
(in thousands)	2004	2003

Assets:
Cash and due from banks	$32,115	$25,785
Federal funds sold	6,769	7,370

Cash and Cash Equivalents	38,884	33,155

Interest bearing deposits with banks	41,297	20,552
Securities available for sale	802,525	798,007
Investment securities	78,257	68,686
Loans	1,782,592	1,443,355
Less: Allowance for loan losses	(20,116)	(17,295)

Loans, net	1,762,476	1,426,060
Bank premises and equipment, net	10,431	12,307
Bank owned life insurance	44,501	42,816
Other assets	27,546	29,610

Total Assets	$2,805,917	$2,431,193

Liabilities and Stockholders’ Equity:
Deposits
Non-interest bearing	$202,196	$163,812
Interest bearing	1,607,808	1,319,997

Total Deposits	1,810,004	1,483,809

Borrowed funds
Securities sold under agreements to repurchase	10,000	10,000
Federal Home Loan Bank advances	742,000	726,000
Subordinated debentures	62,892	47,428
Obligation for Employee Stock Ownership Plan (ESOP)	377	755
Other	753	1,325

Total Borrowed Funds	816,022	785,508

Other liabilities	19,733	18,319

Total Liabilities	$2,645,759	$2,287,636

Stockholders’ equity:
Common stock: no par value	91,658	90,079
Surplus	2,205	2,205
Undivided profits	69,860	56,152
Treasury stock, at cost	(3,160)	(3,160)
Unallocated ESOP shares	(377)	(755)
Accumulated other comprehensive loss	(28)	(964)

Total Stockholders’ Equity	160,158	143,557

Total Liabilities and Stockholders’ Equity	$2,805,917	$2,431,193

Financial Summary
Average Balances, Yields and Costs
(Unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2004			December 31, 2003
			Average			Average
	Average		Yield /	Average		Yield /
(in thousands)	Balance	Interest	Cost	Balance	Interest	Cost

INTEREST EARNING ASSETS:
Interest bearing deposits with banks	$31,566	$166	2.10%	$12,535	$32	1.02%
Federal funds sold	23,868	119	1.99	24,413	59	0.97
Securities	892,738	10,108	4.53	859,761	8,771	4.08
Loans (1)	1,736,965	27,504	6.33	1,434,531	22,623	6.31

Total interest earning assets	$2,685,137	$37,897	5.65%	$2,331,240	$31,485	5.40%

NON-INTEREST EARNING ASSETS:
Cash and due from banks	$31,662			$26,656
Allowance for loan losses	(19,881)			(17,231)
Premises and equipment, net	10,496			11,967
Other assets	73,068			69,892

Total non-interest earning assets	95,345			91,284

Total assets	$2,780,482			$2,422,524

INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets, and interest bearing demand	$950,890	$3,875	1.63%	$736,706	$2,589	1.41%
Certificates of deposit of $100,000 or more	170,617	1,145	2.68	131,367	924	2.81
Other time deposits	473,988	3,097	2.61	449,885	3,405	3.03

Total interest bearing deposits	1,595,495	8,117	2.03	1,317,958	6,918	2.10
Borrowed funds	737,122	9,237	5.01	737,558	8,944	4.85
Subordinated debentures	62,892	1,057	6.72	47,428	814	6.87

Total interest bearing liabilities	$2,395,509	$18,411	3.07%	$2,102,944	$16,676	3.17%

NON-INTEREST BEARING LIABILITIES:
Demand deposits	$202,110			$155,561
Other liabilities	24,936			18,458
Stockholders’ equity	157,927			145,561

Total non-interest bearing liabilities and stockholders’ equity	$384,973			$319,580

Total liabilities and stockholders’ equity	$2,780,482			$2,422,524

Interest rate spread (2)			2.58%			2.23%

Net interest income and margin (3)		$19,486	2.90%		$14,809	2.54%

Net interest income and margin (tax equivalent basis)(4)		$19,909	2.97%		$15,153	2.60%

(1)	Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.

(2)	The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.

(3)	The net interest margin is equal to net interest income divided by average interest earning assets.

(4)	In order to present pre-tax income and resultant yields on tax exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 35% in 2004 and 34% in 2003 and has the the effect of increasing interest income by $423,000 and $344,000 for the three month periods ended December 31, 2004 and 2003, respectively.

Financial Summary
Average Balances, Yields and Costs
(Unaudited)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2004			December 31, 2003
			Average			Average
	Average		Yield /	Average		Yield /
(in thousands)	Balance	Interest	Cost	Balance	Interest	Cost

INTEREST EARNING ASSETS:
Interest bearing deposits with banks	$25,545	$371	1.45%	$10,383	$121	1.17%
Federal funds sold	26,198	347	1.32	48,102	523	1.09
Securities	879,794	38,640	4.39	878,698	35,296	4.02
Loans (1)	1,626,477	100,506	6.18	1,323,243	85,529	6.46

Total interest earning assets	$2,558,014	$139,864	5.47%	$2,260,426	$121,469	5.37%

NON-INTEREST EARNING ASSETS:
Cash and due from banks	$29,026			$25,428
Allowance for loan losses	(18,805)			(17,060)
Premises and equipment, net	11,200			12,085
Other assets	73,045			67,005

Total non-interest earning assets	94,466			87,458

Total assets	$2,652,480			$2,347,884

INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets, and interest bearing demand	$880,130	$12,929	1.47%	$662,262	$10,834	1.64%
Certificates of deposit of $100,000 or more	161,065	4,165	2.59	137,168	4,014	2.93
Other time deposits	460,694	12,269	2.66	457,717	14,521	3.17

Total interest bearing deposits	1,501,889	29,363	1.96	1,257,147	29,369	2.34
Borrowed funds	738,110	36,071	4.89	742,877	35,799	4.82
Subordinated debentures	55,718	3,711	6.66	40,395	3,121	7.73

Total interest bearing liabilities	$2,295,717	$69,145	3.01%	$2,040,419	$68,289	3.35%

NON-INTEREST BEARING LIABILITIES:
Demand deposits	$185,443			$139,332
Other liabilities	21,679			22,728
Stockholders’ equity	149,641			145,405

Total non-interest bearing liabilities and stockholders’ equity	$356,763			$307,465

Total liabilities and stockholders’ equity	$2,652,480			$2,347,884

Interest rate spread (2)			2.46%			2.02%

Net interest income and margin (3)		$70,719	2.76%		$53,180	2.35%

Net interest income and margin (tax equivalent basis)(4)		$72,397	2.83%		$54,599	2.42%

(1)	Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.

(2)	The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.

(3)	The net interest margin is equal to net interest income divided by average interest earning assets.

(4)	In order to present pre-tax income and resultant yields on tax exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 35% in 2004 and 34% in 2003 and has the the effect of increasing interest income by $1,678,000 and $1,419,000 for the twelve month periods ended December 31, 2004 and 2003, respectively.